                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): October 11, 1996


                         PLUM CREEK TIMBER COMPANY, L.P.
             (Exact name of registrant as specified in its charter)



           Delaware                   1-10239                  91-1443693
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation or                                 Identification Number)
         organization)


                          999 Third Avenue, Suite 2300
                         Seattle, Washington 98104-4096
                            Telephone: (206) 467-3600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         On September 27, 1996, Plum Creek Timber Company, L.P. ("Plum Creek" or the "Partnership") and its subsidiary Plum Creek Manufacturing, L.P. ("Manufacturing") entered into agreements (the "Newport Agreements") to sell to Stimson Lumber Company ("Stimson") 107,000 acres of timberland located in Northeast Washington and Northern Idaho (the "Newport Timberlands"), along with Manufacturing's sawmill near Colville, Washington (the "Arden Sawmill", together with the Newport Timberlands, the "Newport Assets", and collectively the "Newport Asset Sale"). The Newport Asset Sale closed on October 11, 1996, for a cash purchase price of $143.7 million, plus $8.5 million for working capital, subject to certain customary post-closing adjustments. Under the Newport Agreements, the Partnership retained certain pre-closing liabilities and indemnified Stimson for certain post-closing liabilities. The sale price for the Newport Asset Sale was determined through arm's length negotiations.

         On August 6, 1996, the Partnership entered into an agreement (as amended on October 16, 1996, the "Riverwood Purchase Agreement") with Riverwood International Corporation ("Riverwood International") to acquire approximately 529,000 acres (plus approximately 9,000 leased acres) of timberlands in Louisiana, Arkansas and Texas, along with two sawmills, a plywood plant and a nursery (the "Riverwood Acquisition"; collectively, the timberlands, sawmills, plywood plant and nursery are referred to herein as the "Riverwood Assets"). The Riverwood Acquisition closed on October 18, 1996, for a cash purchase price of $540 million, plus $11.9 million for working capital, subject to certain customary post-closing adjustments. The purchase price for the Riverwood Acquisition was determined through arm's length negotiations.

         The Partnership intends to use the assets obtained in the Riverwood Acquisition in its timber and wood products business. As part of the Riverwood Acquisition, Plum Creek entered into a long-term agreement to supply a significant portion of the pine pulpwood and residual chip requirements of Riverwood International's paperboard plant in West Monroe, Louisiana, as well as a portion of the plant's needs for hardwood pulpwood, at prevailing market prices. The Partnership also assumed certain pre-closing liabilities and indemnified Riverwood International for certain post-closing liabilities.

         The Partnership financed the Riverwood Acquisition from cash on hand, including proceeds from certain ordinary course asset dispositions, the proceeds from the Newport Asset Sale and borrowings under the Partnership's two new bank credit facilities. These facilities, dated as of October 17, 1996, between the Partnership and Bank of America National Trust and Savings Association, consist of a five-year $400 million unsecured, revolving credit facility (the "New Line of Credit") and an 18-month $250 million unsecured bridge facility (the "Bridge Facility", and, together with the New Line of Credit, the "New Bank Facilities"). To effect the Riverwood Acquisition, the Partnership borrowed $50 million under the Bridge Facility and $322 million under the New Line of Credit. Of the borrowings under the New Line of Credit, $12 million was used to repay all amounts outstanding under the Partnership's prior lines of credit (the "Existing Lines of Credit"). No further borrowings are permitted under the Bridge Facility.

         On September 11, 1996, the Partnership filed a registration statement on Form S-3 (File No. 333-11727) (as amended, the "Registration Statement") with the

Securities and Exchange Commission (the "Commission") relating to the Partnership's public offering of 5,000,000 Depositary Units Representing Limited Partner Interests (the "Units"). On October 22, 1996, the Registration Statement was declared effective by the Commission. On October 22, 1996 the Partnership filed a registration statement on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933 (File No. 333-14623) relating to the Partnership's public offering of an additional 100,000 Units, which registration statement became effective upon filing. The net proceeds from the Units offering, expected to settle on October 28, 1996, will be used first to repay all amounts outstanding under the Bridge Facility and second to reduce amounts outstanding under the New Line of Credit. The Company may sell an additional 765,000 Units pursuant to an "over-allotment option" granted to the underwriters of the Units offering, the net proceeds of which would be used to reduce amounts outstanding under the New Line of Credit.

         The foregoing descriptions of the Riverwood Purchase Agreement and the Newport Agreements, and the transactions contemplated thereby, are not intended to be complete and are qualified in their entirety by the complete text of those agreements, filed as Exhibits 2.1, 2.2, 2.3 and 2.4 hereto, and incorporated herein by reference. For a more detailed description of the Riverwood Acquisition and the Newport Asset Sale, see the Registration Statement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired.

         The required financial statements were previously provided in the Partnership's registration statement on Form S-3, File No. 333-11727, as amended.

     (b) Pro Forma Financial Information

                        PLUM CREEK TIMBER COMPANY, L.P.

               UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

     The Unaudited Combined Pro Forma Financial Statements reflect the consummation of the Newport Asset Sale and the Riverwood Acquisition and the financing thereof, including borrowings under the New Bank Facilities and the public offering of the Units (which public offering is expected to settle on October 28, 1996) by the Partnership (collectively, the "Transactions"), as more fully described in the accompanying notes. The Unaudited Combined Pro Forma Statements of Income assume the Transactions occurred as of January 1, 1995. The Unaudited Combined Pro Forma Balance Sheet assumes the Transactions occurred on June 30, 1996. The Riverwood Acquisition will be accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations."

     The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual adjustments may differ from the pro forma adjustments. However, the Partnership believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied to the unaudited combined pro forma financial statements. The pro forma results of operations are not necessarily indicative of results that would have occurred or of the future results of operations.

                        PLUM CREEK TIMBER COMPANY, L.P.

                 UNAUDITED COMBINED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                             PLUM CREEK
                                             PLUM CREEK       DIVISION       PRO FORMA        COMBINED
                                            HISTORICAL(a)   HISTORICAL(b)   ADJUSTMENTS       PRO FORMA
                                            -------------   -------------   -----------      -----------
Revenues..................................   $    585,074     $ 159,749     $   (67,803)(c)  $   688,766
                                                                                  9,377 (d)
                                                                                  2,369 (e)
                                              -----------      --------      ----------      -----------
Costs and expenses:
  Cost of goods sold......................        388,450       109,195         (52,458)(c)      462,473
                                                                                  9,377 (d)
                                                                                  7,519 (f)
                                                                                    390 (g)
  Selling, general and administrative.....         37,648         3,340            (788)(c)       40,191
                                                                                     (9)(h)
                                              -----------      --------      ----------      -----------
     Total costs and expenses.............        426,098       112,535         (35,969)         502,664
                                              -----------      --------      ----------      -----------
Operating income..........................        158,976        47,214         (20,088)         186,102
Interest expense..........................        (46,836)                      (18,347)(i)      (65,183)
Interest income...........................          1,073                                          1,073
Other income (expense) -- net.............         (1,910)        2,369          (2,369)(e)       (1,910)
                                              -----------      --------      ----------      -----------
Income before income taxes................        111,303        49,583         (40,804)         120,082
Provision for income taxes................            572                                            572
                                              -----------      --------      ----------      -----------
Net income/Excess of revenues over costs
  and expenses............................   $    110,731     $  49,583     $   (40,804)     $   119,520
General Partner interest..................         22,487                         2,722 (j)       25,209
                                              -----------      --------      ----------      -----------
Net income allocable to
  Unitholders/Riverwood International.....   $     88,244     $  49,583     $   (43,526)(j)  $    94,301
                                              ===========      ========      ==========      ===========
Net income per Unit(j)....................   $       2.17                                    $      2.06
                                              ===========                                    ===========
Average Units outstanding.................     40,608,300                     5,100,000 (k)    45,708,300
                                              ===========                    ==========      ===========

  See Accompanying Notes to Unaudited Combined Pro Forma Financial Statements

                        PLUM CREEK TIMBER COMPANY, L.P.

                 UNAUDITED COMBINED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                                         PLUM CREEK
                                                    PLUM CREEK         DIVISION         PRO FORMA         COMBINED
                                                   HISTORICAL(a)     HISTORICAL(b)     ADJUSTMENTS       PRO FORMA
                                                   -------------     -------------     -----------       ----------
Revenues.........................................   $   283,466         $83,902        $   (29,142)(c)   $  343,862
                                                                                             4,770 (d)
                                                                                               866 (e)
                                                     ----------         -------          ---------       ----------
Costs and expenses:
  Cost of goods sold.............................       187,912          52,598            (24,245)(c)      225,102
                                                                                             4,770 (d)
                                                                                             3,917 (f)
                                                                                               150 (g)
  Selling, general and administrative............        17,941           2,371               (408)(c)       19,352
                                                                                              (552)(h)
                                                     ----------         -------          ---------       ----------
    Total costs and expenses.....................       205,853          54,969            (16,368)         244,454
                                                     ----------         -------          ---------       ----------
Operating income.................................        77,613          28,933             (7,138)          99,408
Interest expense.................................       (23,754)                            (9,410)(i)      (33,164)
Interest income..................................           621                                                 621
Other income (expense) -- net....................          (984)            866               (866)(e)         (984)
                                                     ----------         -------          ---------       ----------
Income before income taxes.......................        53,496          29,799            (17,414)          65,881
Provision for income taxes.......................           570                                                 570
                                                     ----------         -------          ---------       ----------
Net income/Excess of revenues over costs and
  expenses.......................................   $    52,926         $29,799        $   (17,414)      $   65,311
General Partner interest.........................        10,531                              1,438(j)        11,969
                                                     ----------         -------          ---------       ----------
Net income allocable to Unitholders/Riverwood
  International..................................   $    42,395         $29,799        $   (18,852)(j)   $   53,342
                                                     ==========         =======          =========       ==========
Net income per Unit(j)...........................   $      1.04                                          $     1.17
                                                     ==========                                          ==========
Average Units outstanding........................    40,608,300                          5,100,000(k)    45,708,300
                                                     ==========                          =========       ==========

  See Accompanying Notes to Unaudited Combined Pro Forma Financial Statements

                        PLUM CREEK TIMBER COMPANY, L.P.

                 UNAUDITED COMBINED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                            DIVISION HISTORICAL(b)
                                                        ------------------------------
                                                         THREE MONTHS
                                                            ENDED        THREE MONTHS                    PLUM CREEK
                                         PLUM CREEK     MARCH 27, 1996       ENDED        PRO FORMA       COMBINED
                                        HISTORICAL(a)   (PREDECESSOR)    JUNE 29, 1996   ADJUSTMENTS     PRO FORMA
                                        -------------   --------------   -------------   -----------     -----------
Revenues..............................    $  266,438       $ 37,336         $36,162       $ (31,810)(c)  $   316,008
                                                                                              7,491 (d)
                                                                                                391 (e)
                                          ----------       --------         -------       ---------      -----------
Costs and expenses:
  Cost of goods sold..................       190,903         22,903          24,311         (25,542)(c)      223,330
                                                                                              7,491 (d)
                                                                                              2,940 (f)
                                                                                                324 (g)
  Selling, general and
    administrative....................        15,387            579             475            (325)(c)       16,283
                                                                                                167 (h)
                                          ----------       --------         -------       ---------      -----------
    Total costs and expenses..........       206,290         23,482          24,786         (14,945)         239,613
                                          ----------       --------         -------       ---------      -----------
Operating income......................        60,148         13,854          11,376          (8,983)          76,395
Interest expense......................       (23,061)                        (6,886)         (1,522)(i)      (31,469)
Interest income.......................           331                                                             331
Other income (expense) -- net.........           (83)            14             377            (391)(e)          (83)
                                          ----------       --------         -------       ---------      -----------
Income before income taxes............        37,335         13,868           4,867         (10,896)          45,174
Provision for income taxes............           443                                                             443
                                          ----------       --------         -------       ---------      -----------
Net income/Excess of revenues over
  costs and expenses..................    $   36,892       $ 13,868         $ 4,867       $ (10,896)     $    44,731
General Partner interest..............        11,537                                          1,514 (j)       13,051
                                          ----------       --------         -------       ---------      -----------
Net income allocable to Unitholders/
  Riverwood International.............    $   25,355       $ 13,868         $ 4,867       $ (12,410)(j)  $    31,680
                                          ==========       ========         =======       =========      ===========
Net income per Unit(j)................    $     0.62                                                     $      0.69
                                          ==========                                                     ===========
Average Units outstanding.............    40,608,300                                      5,100,000 (k)   45,708,300
                                          ==========                                      =========      ===========

  See Accompanying Notes to Unaudited Combined Pro Forma Financial Statements

                        PLUM CREEK TIMBER COMPANY, L.P.

                   UNAUDITED COMBINED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                PLUM CREEK
                                           PLUM CREEK         DIVISION         PRO FORMA         COMBINED
                                          HISTORICAL(a)     HISTORICAL(b)     ADJUSTMENTS       PRO FORMA
                                          -------------     -------------     -----------       ----------
ASSETS
Current assets:
  Cash and cash equivalents.............    $  61,849                          $ 150,601(l)     $   59,717
                                                                                 128,766(k)
                                                                                 278,265(m)
                                                                                  (2,132)(m)
                                                                                (557,632)(n)
  Accounts receivable...................       38,442         $   6,554           (6,554)(o)        38,442
  Inventories...........................       44,946             7,718           (7,477)(l)        45,187
  Timber contract deposits..............        1,646             7,264                              8,910
  Other current assets..................        7,809                               (625)(l)         7,184
                                             --------          --------        ---------        ----------
                                              154,692            21,536          (16,788)          159,440
Timber and timberlands -- net...........      454,449           489,028          (18,553)(l)       947,849
                                                                                  22,925(n)
Property, plant and equipment -- net....      162,996            40,713          (18,899)(l)       177,494
                                                                                  (7,316)(n)
Other assets............................       17,176                              2,132(m)         19,308
                                             --------          --------        ---------        ----------
          Total assets..................    $ 789,313         $ 551,277        $ (36,499)       $1,304,091
                                             ========          ========        =========        ==========
LIABILITIES
Current liabilities:
  Current portion of long-term debt.....    $  17,400                                           $   17,400
  Accounts payable......................       12,361         $   1,014        $  (1,014)(o)        12,361
  Interest payable......................        7,313             6,886           (6,886)(o)         7,313
  Wages payable.........................        6,897             1,233            1,000(n)          7,897
                                                                                  (1,233)(o)
  Taxes payable.........................        5,827                                                5,827
  Workers' compensation liabilities.....        2,014                                                2,014
  Other current liabilities.............        7,465             1,743              272(1)          7,737
                                                                                  (1,743)(o)
                                             --------          --------        ---------        ----------
                                               59,277            10,876           (9,604)           60,549
Long-term debt..........................      402,400           275,000         (275,000)(o)       402,400
Lines of credit.........................       97,500                            278,265(m)        375,765
Workers' compensation liabilities.......        8,685                                                8,685
Other liabilities.......................        2,545               238            1,700(n)          4,245
                                                                                    (238)(o)
                                             --------          --------        ---------        ----------
          Total liabilities.............      570,407           286,114           (4,877)          851,644
                                             --------          --------        ---------        ----------
Commitments and contingencies

CAPITAL
Riverwood International's net
  investment............................                        265,163         (265,163)(o)
Limited Partners' Units.................      219,676                            128,766(k)        451,121
                                                                                 102,679(l)
General Partner.........................         (770)                             2,096(l)          1,326
                                             --------          --------        ---------        ----------
     Total capital......................      218,906           265,163          (31,622)          452,447
                                             --------          --------        ---------        ----------
          Total liabilities and
            capital.....................    $ 789,313         $ 551,277        $ (36,499)       $1,304,091
                                             ========          ========        =========        ==========

  See Accompanying Notes to Unaudited Combined Pro Forma Financial Statements

                        PLUM CREEK TIMBER COMPANY, L.P.

               UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

(a) See Notes to Combined Financial Statements filed in the Registration Statement for the basis of presentation of the Plum Creek Historical Financial Statements.

(b) See Notes to Financial Statements filed in the Registration Statement for the basis of presentation of the Riverwood U.S. Timberlands/ Wood Products Division (the "Division") Historical Financial Statements. For income statement purposes herein, research, development and engineering costs have been grouped with selling, general and administrative expenses. For balance sheet purposes herein, prepaid expenses have been reclassified as timber contract deposits in the historical financial statements column.

(c) Elimination of the historical operating results for the Newport Timberlands and the Arden Sawmill reflecting the disposition of the these assets pursuant to the Newport Asset Sale. Depreciation, depletion and amortization of approximately $4.0 million, $1.9 million and $2.0 million for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996, respectively, is included in the cost of goods sold elimination. Capital expenditures for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996 related to the Newport Assets were approximately $1.7 million, $1.0 million and $1.5 million, respectively.

(d) Reclassification of certain items from cost of sales to revenues for consistency with Plum Creek's accounting policies.

(e) Reclassification of other income to revenues for consistency with Plum Creek's accounting policies.

(f) As a result of the Riverwood Acquisition, the Partnership will record a step-up in the basis of the assets acquired to reflect the purchase price. The following reflects the resulting increase in depreciation, depletion and amortization:

                                          YEAR ENDED         SIX MONTHS ENDED     SIX MONTHS ENDED
                                       DECEMBER 31, 1995      JUNE 30, 1995        JUNE 30, 1996
                                       -----------------     ----------------     ----------------
                                                             (IN THOUSANDS)
     Elimination of historical
       depreciation, depletion and
       amortization..................       $(7,110)             $ (3,811)            $ (4,472)
     New depreciation, depletion and
       amortization expense related
       to Riverwood Assets acquired
       by the Partnership............        14,629                 7,728                7,412
                                            -------               -------              -------
               Net Adjustment........       $ 7,519              $  3,917             $  2,940
                                            =======               =======              =======

     Depletion (cost of timber harvested) is determined based on the volume of timber harvested in relation to the total amount of estimated recoverable timber, taking into effect the basis of the new assets. The cost of logging roads is amortized over the estimated useful life on a straight-line basis. Depreciation is provided for on a straight-line basis for buildings and on a unit-of-production basis for machinery and equipment.

(g) Reflects an assumed increase in cost of goods sold related to pension expense, retiree medical expense and employee benefits (to include amounts consistent with Plum Creek's benefit plans).

(h) Reflects the assumed increase in certain general and administrative expenses for items that were not historically allocated to the Division or that are expected to increase because of Plum Creek's operation of the Division, including additional computer system costs, travel, professional fees and rent expenses. In addition, the adjustment reflects the elimination of stock-based incentive compensation incurred by the Division that the Partnership has determined will not be recurring after the Riverwood Acquisition. The adjustment reflects the net change resulting from the above items. The Partnership does not expect to incur material integration costs or non-recurring charges or credits related to the Riverwood Acquisition.

(i) Reflects additional interest expense (including amortization of related deferred financing fees) related to the New Line of Credit, net of the elimination of the Division's historical interest expense, assuming an outstanding balance of $375.8 million on the New Line of Credit at annual interest rates of 6.44%, 6.61%, and 5.89% for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996, respectively. A 0.25% change in the interest rate would have an annual impact of $0.8 million on net income. The Partnership anticipates that a portion of the outstanding borrowings under the New Line of Credit will be reduced with the proceeds from approximately $200 million aggregate principal amount of unsecured senior notes of the Partnership that are expected to be issued in a private placement that is expected to close in mid-November 1996 (the "New Notes Offering"). The Partnership may postpone or not consummate the New Notes Offering. The impact of such issuance of long-term notes bearing interest at an assumed annual rate of 8% would be an increase in interest expense for every $50 million of borrowings so refinanced of $0.8 million, $0.3 million and $0.5 million for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996, respectively. The New Line of Credit has replaced the Existing Lines of Credit.

(j) Net income per Unit assumes 45,708,300 Units outstanding for the pro forma periods. Net income attributable to Unitholders represents pro forma net income less the General Partner interest, which is based on 2% of the Partnership's combined net income (adjusted for the incentive distribution), plus the incentive distribution, as provided for in the Partnership Agreement. For purposes of calculating the incentive distribution, per Unit distributions for the additional 5,100,000 Units were assumed to equal historical per Unit distributions.

(k) Reflects the issuance of 5,100,000 Units, by the Partnership at an offering price of $26 3/4 per Unit for net proceeds of $128.8 million (after deducting underwriting discount and estimated offering expenses).

(l) Reflects the receipt of the net proceeds, the elimination of the assets sold and the estimated net gain for financial statement purposes related to the Newport Asset Sale. The estimated net proceeds include $143.7 million for the Newport Timberlands and the Arden Mill plus $8.7 million for working capital (the June 30, 1996 balances were used for pro forma purposes), net of estimated costs associated with the sale of $1.8 million.

(m) Reflects the New Line of Credit and the payment of the related debt issuance costs (from existing cash balances), net of retirement of the Existing Lines of Credit.

(n) Reflects purchase of the Riverwood Assets and the allocation of the total purchase price of $560.3 million, based on currently available information and certain estimates and assumptions, as follows:

                                                                              IN THOUSANDS
                                                                              ------------
     Elimination of historical cost of the Division's timber and
       timberlands, net of accumulated depletion and amortization...........   $ (489,028)
     Purchase of Southern Timberlands (as defined in the Registration
       Statement)...........................................................      511,953
                                                                                ---------
               Net adjustment...............................................   $   22,925
                                                                                =========
     Elimination of historical cost of the Division's property, plant and
       equipment, net of accumulated depreciation...........................   $  (40,713)
     Purchase of the Southern Region (as defined in the Registration
       Statement) property, plant and equipment.............................       33,397
                                                                                ---------
               Net adjustment...............................................   $   (7,316)
                                                                                =========

     The purchase price of $560.3 million consists of $555.0 million paid to the seller for the Riverwood Assets, including certain working capital items (estimates herein reflect the June 30, 1996 balances; such amounts will be based on the balances at closing), the assumption of $2.7 million in the seller related to certain employee benefits and $2.6 million in estimated acquisition expenses. Funding of the purchase price for pro forma purposes was assumed to include the following:


     Proceeds from borrowings under New Line of Credit......................     $278,265
     Net proceeds from Newport Asset Sale...................................      150,601
     Net proceeds from issuance of 5,100,000 Units..........................      128,766
     Assumed liabilities....................................................        2,700
                                                                                 --------
               Total purchase price.........................................     $560,332
                                                                                 ========



     The purchase price allocation, by categories of assets acquired and obligations assumed, is as follows (the allocation is based on preliminary estimates made by management of the fair value of assets acquired and liabilities assumed, which are subject to refinement as additional information becomes available):


                                                                              IN THOUSANDS
                                                                              ------------
     Assets acquired:
       Inventories..........................................................    $  7,718
       Timber contract deposits.............................................       7,264
                                                                                --------
               Total current assets.........................................      14,982
                                                                                --------
       Timber and timberlands:
          Land..............................................................      56,275
          Timber............................................................     450,578
          Roads.............................................................       5,100
                                                                                --------
               Total timber and timberlands.................................     511,953
                                                                                --------
       Property, plant and equipment........................................      33,397
                                                                                --------
               Total assets.................................................    $560,332
                                                                                ========
     Liabilities assumed:
       Current liabilities..................................................    $  1,000
       Other liabilities....................................................       1,700
                                                                                --------
               Total liabilities............................................    $  2,700
                                                                                ========


(o) Reflects the elimination of assets and liabilities that are included in the historical Division financial statements that were not assumed by the Partnership, consisting of receivables, certain liabilities, long-term debt and Riverwood International's net investment.

         (c) Exhibits.

         See the Exhibit Index following the Signature page of this Report and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Plum Creek Timber Company, L.P.

                           BY:      Plum Creek Management Company, L.P.
Date: October 23, 1996              BY: /s/ Diane M. Irvine
                                        --------------------------------------
                                            Diane M. Irvine
                                            Vice President and Chief Financial
                                            Officer

                                  EXHIBIT INDEX
                                       TO
                             FORM 8-K CURRENT REPORT
         Exhibit
         Number            Description of Exhibit
         ------            ----------------------

         2.1 Asset Purchase Agreement Among Plum Creek Timber Company, L.P., Riverwood International Corporation and New River Timber, LLC, dated August 6, 1996.(1)(2)

         2.2 Amendment to Asset Purchase Agreement Among Plum Creek Timber Company, L.P., Riverwood International Corporation and New River Timber, LLC, dated October 16, 1996.

         2.3 Timberland Purchase and Sale Agreement for Newport Unit Timberlands by and between Plum Creek Timber Company, L.P. as Seller, and Stimson Lumber Company as Purchaser, dated as of September 27, 1996.(2)

         2.4 Mill Asset Purchase and Sale Agreement By and Between Plum Creek Manufacturing, L.P. as Seller, and Stimson Lumber Company as Purchaser, dated as of September 27, 1996.(2)

         99.1     Press Release dated August 7, 1996

         99.2     Press Release dated September 4, 1996

         99.3     Press Release dated October 11, 1996

         99.4     Press Release dated October 21, 1996

         (1) Previously filed as Exhibit 2 to the Current Report on Form 8-K dated August 7, 1996, filed by Riverwood Holding, Inc., Commission file no. 1-11113, and incorporated herein by reference.

         (2) The schedules (or similar attachments) to this exhibit have been omitted. Such schedules are listed at the end of the exhibit and copies thereof will be furnished supplementally to the Commission upon request.